                                                                 Exhibit 3.i.(o)

                                                                       EXHIBIT A

                           ARTICLES OF INCORPORATION

                                       OF

                         TERRA REAL ESTATE CORPORATION


To the Secretary of State
 of the State of Iowa

         I, the undersigned, acting as incorporator of a corporation under the Iowa Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

         I.    The name of the corporation is Terra Real Estate Corporation.

         II.   The period of its duration is perpetual.

         III. The purpose or purposes for which the corporation is organized are: to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Iowa Business Corporation Act.

         IV. The aggregate number of shares which the corporation is authorized to issue is one thousand (1,000), all of which shall be shares of Common Stock of the par value of one dollar ($1.00) each.

         V. The address of the initial registered office of the corporation is c/o Terra Chemicals International, Inc., Plaza Building, 4th and Jackson Streets, Sioux City, Iowa 51101, and the name of its initial registered agent at such address is William T. Dible.

         VI. The number of directors constituting the initial board of directors of the corporation is four (4), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

                      Name                           Address
                      ----                           -------

                William T. Dible                P. O. Box 1828
                                                Sioux City, Iowa 51102

                Raymond W. Nason, Jr.           P. O. Box 1828
                                                Sioux City, Iowa 51102

                John M. Timmons                 P. O. Box 1828
                                                Sioux City, Iowa 51102

                Raymond H. Armor                P. O. Box 1828
                                                Sioux City, Iowa 51102

         VII.  The name and address of the incorporator is:

                      Name                           Address
                      ----                           -------

                Richard S. Borisoff             345 Park Avenue
                                                New York, New York 10154

Dated: December 3, 1981


                                                /s/ Richard S. Borisoff
                                               -------------------------
                                                   Richard S. Borisoff
                                                      Incorporator

STATE OF NEW YORK   )
                    : ss.:
COUNTY OF NEW YORK  )

     On this 3rd day of December, 1981, before me, Alyce Hopko, personally appeared Richard S. Borisoff, to me known to be the person named in and who executed the foregoing articles of incorporation, and acknowledged that he executed the same as his voluntary act and deed.

                                                   /s/ Alyce Hopko
                                               -------------------------
                                               Notary Public in and for
                                                Said County and State

                                                      ALYCE HOPKO
                                            Notary Public, State of New York
                                                    No. 41-4663145
                                                Qualified in Queens County
                                            Commission Expires March 30, 1982

OFFICE OF THE SECRETARY OF STATE
Des Moines, Iowa

                                                                       EXHIBIT B


================================================================================


                                      IOWA                          No. 120878

                               SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION



                                                       December 8,      1981


                         TERRA REAL ESTATE CORPORATION
                         Sioux City, Iowa 51101

   has filed articles of incorporation in this office and is hereby authorized to transact business as a corporation from December 8, 1981, perpetually, under the provisions of Chapter 496A, 1981 Code of Iowa.


   [SEAL]

                                              Fees Paid:

                                              Filing ... $ 50.00

                                              Recording. $    xx




                                         /s/ Mary Jane Odell
                                         -------------------------------------
                                                          SECRETARY OF STATE

                                         BY
                                         _____________________________________
                                                          DEPUTY


================================================================================

                                                                       EXHIBIT C

--------------------------------------------------------------------------------
                            Affidavit of Publication

                                                 State of Iowa, Polk County, ss.
                                                             Copy of Publication

                            NOTICE OF INCORPORATION
                                       OF
                         TERRA REAL ESTATE CORPORATION

TO WHOM IT MAY CONCERN:

     Pursuant to the requirements of Chapter 496A, 1979 Code of Iowa, notice is hereby given that a corporation known as Terra Real Estate Corporation was duly Incorporated and a Certificate of Incorporation issued on the 8th day of December, 1981. The purpose or purposes for which the corporation is organized are: to engage in, carry on and conduct any lawful act or activity for which corporations may be organized under the Iowa Business Corporation Act.

     The aggregate number of shares which the corporation is authorized to issue is one thousand (1,000), all of which shall be shares of Common Stock of the par value of one dollar ($1.00) each. The registered agent of this corporation is William T. Dible and the address of the initial registered office of the corporation is c/o Terra Chemicals International, Inc., Plaza Building, 4th and Jackson Streets, Sioux City, Iowa 51101.

     The name and address of the incorporator is Richard S. Borisoff, 345 Park Avenue, New York, New York 10154.

     For further information concerning the Articles of Incorporation all persons are referred to the Articles on file and of record in a manner provided by law.

                                                               TERRA REAL ESTATE
                                                                     CORPORATION
                                                        By: Richard S. Borisoff,
                                                                    Incorporator

     Published in the West Des Moines Express, December 24, 1981.

     The undersigned being duly sworn says he is publisher of THE WEST DES MOINES EXPRESS, a weekly newspaper regularly published and printed in the English language at West Des Moines, Polk County, Iowa, a paper of general circulation.

     And the affiant says that said notice was published in THE WEST DES MOINES EXPRESS for 7 consecutive weeks, the first publication of said notice being made on the

                     24/th/  day of  December     A.D. 1981
                  ----------        -------------        --

the second on the __________ day of _____________ A.D. 19__.

the third on the ___________ day of _____________ A.D. 19__.

the fourth on the __________ day of _____________ A.D. 19__.

                  /s/ [ILLEGIBLE]
                  -----------------------------------------

Subscribed and sworn to before me this  24/th/  day of   December   A.D. 1981.
                                       --------        ------------

                                                        /s/ [ILLEGIBLE]
                                            ------------------------------------
                                            Notary Public in and for Polk County

--------------------------------------------------------------------------------